UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 8, 2006

CIRCOR INTERNATIONAL, INC.

(Exact name of registrant as specified in charter)

DELAWARE	001-14962	04-3477276
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

25 CORPORATE DRIVE, SUITE 130

BURLINGTON, MASSACHUSETTS 01803-4238

(Address of principal executive offices) (Zip Code)

(781) 270-1200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On February 8, 2006, David A. Bloss, Sr., Chairman, President and Chief Executive Officer of CIRCOR International, Inc. (the “Company”), and Kenneth W. Smith, Senior Vice President and Chief Financial Officer of the Company, gave a presentation to investors at the Gabelli & Company 16th Annual Pump, Valve & Motor Symposium in New York., New York. The presentation, which was simultaneously webcast pursuant to advance public notification made by the Company in a press release issued January 31, 2006, was accompanied by a slide presentation in both hard copy and electronic format. Certain of these slides contained estimates of financial information relative to the Company’s recently completed quarter and fiscal year ended December 31, 2005 which had not previously been released. A copy of these specific slides is furnished with this report as Exhibit 99.1.

The information in this form 8-K and the Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by special reference in such filing.

In the slides furnished herewith, the Company uses the following non-GAAP financial measures: free cash flow, debt to total capitalization and working capital. Management of the Company believes that free cash flow (defined as net cash flow from operating activities, less capital expenditures and dividends paid) is an important measure of its liquidity as well as its ability to service long-term debt, fund future growth and to provide a return to shareholders. Working capital (defined as current assets less cash and current liabilities) and debt to total capitalization (defined as total debt divided by total capital) are provided because management believes these measurements are commonly used by investors and financial institutions to analyze and compare companies on the basis of operating efficiency and financial leverage. Free cash flow, debt to total capitalization and working capital are not measurements for financial performance under GAAP and should not be construed as a substitute for cash flows, shareholders equity and current assets. Free cash flow, debt to total capitalization and working capital, as we have calculated here, may not necessarily be comparable to similarly titled measures used by other companies. A reconciliation of free cash flow, debt to total capitalization and working capital to the most directly comparable GAAP financial measure is provided in the supplemental information table titled “Reconciliation of Key Performance Measures to Commonly Used Generally Accepted Accounting Principle Terms” which is included in Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description
99.1	Slides describing certain financial performance including estimated performance for fiscal year ended December 31, 2005.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 8, 2006	CIRCOR INTERNATIONAL, INC.

/S/ Kenneth W. Smith
	By:	Kenneth W. Smith
Senior Vice President, Chief Financial Officer and Treasurer

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